UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Norfolk Southern Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On April 25, 2024, Norfolk Southern Corporation (“NSC”) updated its website www.VoteNorfolkSouthern.com, which contains information relating to NSC’s 2024 Annual Meeting of Shareholders. A copy of the updated website content (other than that previously filed) can be found below:

Q1 2024 EARNINGS CALL April 24, 2024

FORWARD-LOOKING STATEMENTS / NON-GAAP MEASURES This presentation and the related materials contain forward-looking statements within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or future performance of Norfolk Southern Corporation (NYSE: NSC) (“Norfolk Southern,” “NS,” the “Company,” “we,” “our,” or “us”) and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “will,” “believe,” “expect,” “targets,” “anticipate,” “estimate,” “plan,” “consider,” “project,” “may,” “could,” “would,” “should,” “intend,” “predict,” “potential,” “feel,” or other similar terminology. The Company has based these forward-looking statements on management’s current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”), may cause actual results, benefits, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. Please refer to these and our subsequent SEC filings for a full discussion of those risks and uncertainties we view as most important. Forward-looking statements are not, and should not be relied upon as, a guarantee of future events or performance, nor will they necessarily prove to be accurate indications of the times at or by which any such events or performance will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying presentation contains non-GAAP financial measures. These non-GAAP measures should be viewed as a supplement to and not a substitute for our U.S. GAAP measures, and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated. Reconciliations to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP can be found on slide 5 and in the Appendix hereto as well as on our website at www.norfolksouthern.com on the Investors page under Events and Presentations for this event.

01 OPENING REMARKS Alan Shaw President & Chief Executive Officer

02 Q1 FINANCIAL RESULTS Mark George Executive Vice President & Chief Financial Officer

FIRST QUARTER RESULTS $ in millions, except EPS GAAP E. Ohio Restructuring Favorable Adjusted Advisory Incident and Other Deferred Tax Q1’24 Costs Q1’24 Costs Charges Adjustment Revenues $3,004 — — $3,004 Operating expenses ($2,791) $592 $99 — ($2,100) Operating ratio 92.9% (1970) bps (330) bps — 69.9% Operating income $213 $592 $99 — $904 Other income-net $18 — $21—$39 Income taxes $23 ($144) ($24) ($5) ($27) ($177) Net income $53 $448 $75 $16 ($27) $565 EPS—diluted $0.23 $1.98 $0.33 $0.07 ($0.12) $2.49 E. Ohio Detail Restructuring & Other Detail Legal $598 Env. $60 Separation $64 Other $42 Ops. Chg. $35 Insurance ($108) A BETTER WAY 5

FIRST QUARTER ADJUSTED RESULTS (1) $ in millions, except EPS favorable / unfavorable Adjusted (1) Y-o-Y Q1’24-Q4’23 Q1’24 Q1’23 Q4’23 Variances Variances Revenues $3,004 $3,132 $3,073 ($128) (4%) ($69) (2%) Operating expenses ($2,100) ($2,034) ($2,115) ($66) (3%) $15 1% Operating ratio 69.9% 64.9% 68.8% 500 bps 110 bps Operating income $904 $1,098 $958 ($194) (18%) ($54) (6%) Net income $565 $759 $640 ($194) (26%) ($75) (12%) EPS—diluted $2.49 $3.32 $2.83 ($0.83) (25%) ($0.34) (12%) (1) Adjusted results modifies Q1’24 GAAP results for expenses associated with the Eastern Ohio incident, restructuring and other charges, shareholder advisory costs, and a deferred tax adjustment (as reflected on the preceding slide). The Q1’23 and Q4’23 GAAP results are adjusted for charges related to the Eastern Ohio incident (see appendix slide for further details). All presentations of revenues above and on the preceding slide refer to U.S. GAAP revenue. Please see the reconciliation to GAAP posted on our website on the Investors page under Events and Presentations for this event. A BETTER WAY 6

SEQUENTIAL RAILWAY OPERATING REVENUES Q1 2024 vs. Q4 2023 $ millions favorable / unfavorable $3,073 $3,004 $54 $30 $36 $69% -2% Vol. -3% Vol. +1% Vol. -5% RPU -1% RPU +1% RPU Price Price Price MIX: Unit Change above avg RPU +5k -23k +7k Unit Change below avg RPU -9k -3k -1k Q4 2023 Fuel Coal Intermodal Merchandise Q1 2024 Surcharge (ex fuel) (ex fuel) (ex fuel) Revenue A BETTER WAY

SEQUENTIAL OPERATING EXPENSE COMPONENTS Adjusted Q1 2024(1) vs. Adjusted Q4 2023(1) $ millions favorable / unfavorable $2,115 $2,100 $23 $19 $5 $7 $15 $15 % Purch Svcs $31 Price $23 Prop gains ($12) Inc. Comp ($21) Rents ($8) Other ($9) Payroll ($13) Taxes Materials ($7) Efficiency / Claims $23 seasonality $19 Q4 20231 Purchased Fuel Materials & Depreciation Compensation Q1 20241 Svcs & Rents Other & Benefits (1) Adjusted results modifies Q1’24 GAAP results for expenses associated with the Eastern Ohio incident and restructuring and other charges. The Q4’23 GAAP results are adjusted for charges related to the Eastern Ohio incident. Please see the reconciliation to GAAP posted on our website on the Investors page under A BETTER WAY 8 Events and Presentations for this event.

MEANINGFUL YEAR-ON-YEAR MARGIN IMPROVEMENT WILL BE EVIDENT AS WE PROGRESS THROUGH THE YEAR Despite revenue and cost headwinds in the first quarter of 2024, we expect to deliver ~400-450 basis points of operating ratio improvement during the second half of 2024(1) This is consistent with our plan to achieve ~100-150 basis points of average annual operating margin improvement Translates to a 2024 exit ratio of ~64-65%(1) YoY 150-200bps 400-450bps 100-150bps 68.9% ~67-68% ~66% ~64-65% 2H23 1H24 2H24 Full Year (1) The operating ratio improvements discussed and presented on this page represent adjusted operating ratio. See reconciliation to GAAP operating ratio on our website on the Investors page under Events and Presentations for this event. A BETTER WAY 9

03 MARKET OVERVIEW Ed Elkins Executive Vice President & Chief Marketing Officer

VOLUME GROWTH ACCOMPANIED BY UNFAVORABLE MIX Q1 2024 vs. Q1 2023 / Revenue change $ millions / favorable / unfavorable $3,132 $3,004 ($15) ($69) ($44) Q1 2023 Q1 2024 Merchandise Intermodal Coal Total Revenue $1,863M (1%) $745M (8%) $396M (10%) $3,004M (4%) Volume 563,500—988,800 8% 167,100 (4%) 1,719,400 4% RPU $3,306 (1%) $754 (15%) $2,369 (6%) $1,747 (8%) RPU (less fuel)(1) $3,127 3% $605 (11%) $2,296 (4%) $1,596 (4%) RECORD RPU (less fuel, storage, $565 (6%) $1,573 (3%) & other)(1) 35 out of 36 consecutive quarters of y-o-y RPU (less fuel)(1) growth in Merchandise (1) Please see reconciliation to GAAP posted on our website on the Investors page under Events and Presentations for this event. A BETTER WAY 11

RAILWAY OPERATING REVENUES Q1 2024 vs. Q1 2023 $ millions favorable / unfavorable $3,132 $46 $7 $3,004 $115 $35 $128 “7% -4% Vol. —% Vol. +8% Vol. -4% RPU +3% RPU -6% RPU Price MIX: Unit Change above Avg RPU +3k -6k -8k Unit Change below Avg RPU -9k +4k +80k Q1 2023 Fuel Intermodal Coal Merchandise Intermodal Q1 2024 Surcharge Storage & (ex fuel) (ex fuel) (ex fuel and Revenue Other storage & other) A BETTER WAY 12

Merchandise Price Gains Network fluidity MARKET OUTLOOK Manufacturing Activity Full year revenue up ~3% Intermodal Import/Export Volumes Truck Rates Consumer Demand Coal Baltimore Port Shutdown Commodity Prices Stockpiles A BETTER WAY 13

04 OPERATIONS OVERVIEW John Orr Executive Vice President & Chief Operating Officer

SAFETY UPDATE FRA Personal Injury Index FRA Accident Rate FRA Mainline Accident Rate 1.28 4.50 0.90 0.85 3.90 1.09 3.80 1.03 3.40 0.56 0.95 Better Better Better 0.30 2021 2022 2023 2024 2021 2022 2023 2024 2021 2022 2023 2024 YTD YTD YTD FRA Personal Injury Index calculates the number of FRA Train Accident Rate calculates the total FRA Mainline Accident Rate calculates the total number of reportable injuries/illnesses per year per 200,000 number of reportable accidents per million train reportable events occurring on that portion of the track that hours worked. miles. connects stations (other than auxiliary track) on which trains operate (a “Mainline”) per one million Mainline miles. The amounts above are reported through April 21, 2024, and remain subject to future adjustment due to updated medical reports (with respect to the FRA Personal Injury Index) or cost information (with respect to the FRA Accident Rate and the FRA Mainline Accident Rate) or other FRA review. The amounts provided for 2024 are preliminary and include data not yet reported to the FRA. A BETTER WAY 15

CLOSING THE MARGIN GAP

Annualized Productivity


~$250M
~$400M
~$550M
Next 6 Months
12-24 Months Out
24-36 Months Out

Past 30 Days

Actions

- Current state assessment – defined KPI's, Financial Impacts, Safety Blitzes & Operational Audits
- Eliminated terminal imbalances
- Reduced unnecessary handlings
- Engaged customers with excessive inventory
- Initiated crew start rationalization
- Long-lead cost playbook development

Outcomes

- ✓ 200+ additional locomotives stored or offline
- ✓ System dwell improved 8%
- ✓ Car velocity improved 8%
- ✓ Recrews reduced 22%
- ✓ Crew starts reduced 35/day

Next 6 Months (~$250M Annualized Productivity)

Actions

- Upstream precision blocking
- Unit train optimization
- Drive out excess cost in all processes
- Improve train weight relative to HP distribution
- Launch Purpose-driven 'Committed Leadership' with key stakeholders, launch Safety Summit
- Reinforce awareness, clarity & alignment with standardized reporting & root cause analysis
- Restructure train and terminal operating plan

Outcomes

- ✓ 300+ additional locomotives stored
- ✓ Reduce Merchandise handlings by 10%
- ✓ Through dwell: 20% improvement
- ✓ Car velocity: 17% improvement
- ✓ Reduce scheduled crew starts by 4%
- ✓ Eliminate ~$160M/yr in unnecessary service recovery costs
- ✓ ~450bps OR Improvement(1)

12-24 Months Out (~$400M Annualized Productivity)

Actions

- Optimize inefficient lanes
- Terminal densification investments to leverage scale and create capacity
- Implement DOP & YOP for first-mile, last-mile standards and accountability

Outcomes

- ✓ Yard activity consolidation
- ✓ GTMs per Available HP: ~10% improvement
- ✓ GTMs per Crew Start: 10-15% improvement
- ✓ Solving 'big-rock' network design decisions
- ✓ Additional progress towards sub-60 OR(1)

(1) The operating ratio improvements discussed and presented on this page represent adjusted operating ratio. See reconciliation to GAAP operating ratio on our website on the Investors page under Events and Presentations for this event.

A BETTER WAY 16

NETWORK UPDATE Car Miles per Day Terminal Dwell (hours) Intermodal Svc Composite 106 91% 28.1 102 86% 101 101 26.3 84% 98 24.6 83% 23.9 82% 23.2 Better Better Better 22.5 91 78% Q1 Q2 Q3 Q4 Q1 Q2* Q1 Q2 Q3 Q4 Q1 Q2* Q1 Q2 Q3 Q4 Q1 Q2* 2023 2023 2023 2023 2024 2024 2023 2023 2023 2023 2024 2024 2023 2023 2023 2023 2024 2024 Train Speed (mph) GTMs / Avail HP Merch. Trip Plan Compliance 21.7 101 21.3 81% 20.4 20.5 20.5 78% 99 76% 19.2 73% 18.7 18.8 Better 97 Better 71% Better 18.1 18.1 17.7 95 94 94 62% 15.5 Q1 Q2 Q3 Q4 Q1 Q2* Q1 Q2 Q3 Q4 Q1 Q2* Q1 Q2 Q3 Q4 Q1 Q2* 2023 2023 2023 2023 2024 2024 2023 2023 2023 2023 2024 2024 2023 2023 2023 2023 2024 2024 *Q2 2024 Through April 21 A BETTER WAY 17

Thank You www.norfolksouthern.com

APPENDIX A BETTER WAY 19

OPERATING EXPENSE COMPONENTS Adjusted Q1 2024(1) vs. Adjusted Q1 2023(1) $ millions favorable / unfavorable $2,100 $16 $3 â†‘1% $31 $2,034 $32 â†‘5% $66 â†‘6% â†“10% $46 â†‘3% â†‘7% EE Levels ($26) Purch Svcs. ($21) Materials ($7) Price $36 Pay rates ($24) Rents ($11) Other ($2) Claims $6 1 Compensation Purchased Depreciation Materials & Fuel 1 Q1 2023 Q1 2024 & Benefits Svcs & Rents Other (1) Adjusted results modifies Q1’24 GAAP results for expenses associated with the Eastern Ohio incident and restructuring and other charges. The Q1’23 GAAP results are adjusted for charges related to the Eastern Ohio incident. Please see the reconciliation to GAAP posted on our website on the Investors page under Events and A BETTER WAY 20 Presentations for this event.

RECONCILIATION OF 2023 NON-GAAP MEASURES $ in millions, except EPS GAAP E. Ohio Adjusted (1) Q1’23 Incident Costs Q1’23 Revenues $3,132 N/A N/A Operating expenses $2,421 ($387) $2,034 Operating ratio 77.3% (1240) bps 64.9% Operating income $711 $387 $1,098 Net income $466 $293 $759 EPS—diluted $2.04 $1.28 $3.32 (1) Adjusted results modifies Q1’23 GAAP results for expenses associated with the Eastern Ohio incident. Please see reconciliation to GAAP posted on our website on the Investors page under Events and Presentations for this event. A BETTER WAY 21

RECONCILIATION OF 2023 NON-GAAP MEASURES $ in millions, except EPS GAAP E. Ohio Adjusted (1) Q4’23 Incident Costs Q4’23 Revenues $3,073 N/A N/A Operating expenses $2,265 ($150) $2,115 Operating ratio 73.7% (490) bps 68.8% Operating income $808 $150 $958 Net income $527 $113 $640 EPS—diluted $2.32 $0.51 $2.83 (1) Adjusted results modifies Q4’23 GAAP results for expenses associated with the Eastern Ohio incident. Please see reconciliation to GAAP posted on our website on the Investors page under Events and Presentations for this event. A BETTER WAY 22

###

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement (the “2024 Proxy Statement”) on Schedule 14A and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2024 Proxy Statement, any amendments or supplements to the 2024 Proxy Statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at https://norfolksouthern.investorroom.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants in Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the 2024 Annual Meeting is included in Norfolk Southern’s 2024 Proxy Statement, filed with the SEC on March 20, 2024. To the extent holdings by our directors and executive officers of Norfolk Southern securities reported in the 2024 Proxy Statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change of Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described above.

Cautionary Statement on Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to our ability to execute on our strategic plan and our 2024 Annual Meeting and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This document includes the presentation and discussion of adjusted operating ratio. This figure adjusts our GAAP financial results to exclude the effects of the direct costs resulting from the East Palestine incident. We use this non-GAAP financial measure internally and believe this information provides useful supplemental information to investors to facilitate making period to period comparisons by excluding the costs arising from the East Palestine incident, and in 2024, also excluding other charges relating to restructuring efforts, shareholder matters and a deferred tax adjustment. While we believe that this non-GAAP financial measure is useful in evaluating our business, this information should be considered as supplemental in nature and is not meant to be considered in isolation from, or as a substitute for, the related financial information prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies. See below for a reconciliation of the 2023 non-GAAP operating ratio figures provided in this document to GAAP operating ratio. With respect to projections and estimates for future non-GAAP operating ratio, including full year 2024 adjusted operating ratio guidance and our longer term adjusted operating ratio target, the Company is unable to predict or estimate with reasonable certainty the ultimate outcome of certain items required for the GAAP measure without unreasonable effort. Information about the adjustments that are not currently available to the Company could have a potentially unpredictable and significant impact on future GAAP results.

The following table adjusts our 2023 GAAP financial results to exclude the effects of the East Palestine incident. The income tax effects of this non-GAAP adjustment were calculated based on the applicable tax rates to which the non-GAAP adjustment related:

	Non-GAAP Reconciliation for 2023
	Reported (GAAP)	East Palestine Incident	Adjusted (non-GAAP)
	($ in millions, except per share amounts)
Income from railway operations	$2,851	$1,116	$3,967
Income taxes	$493	$270	$763
Net income	$1,827	$846	$2,673
Diluted earnings per share	$8.02	$3.72	$11.74
Railway operating ratio (percent)	76.5	(9.1)	67.4